Exhibit 4.5

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of May 14, 2007 (this “Agreement”), by and between Cabowise International Ltd., a corporation organized under the laws of the British Virgin Islands (the “Assignor”), and Oriental Intra-Asia Entertainment (China) Limited, a company incorporated under the laws of the People’s Republic of China (the “Assignee”).

WITNESSETH

WHEREAS the Assignor is a party to (i) the Option Agreement, dated May 14, 2007 (the “Option Agreement”) and attached as Exhibit A hereto, by and among the Assignor and the following individuals, Shudong Xia, Chuang Yang, Zhiping Zhang and Zhiblin Lai (collectively, the “Grantors”). The Grantors, collectively hold an 85% equity interest in Beijing PKU Chinafront Technology Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“PKU”).

WHEREAS the Assignor has indicated an intention to assign its interests and obligations under the Option Agreement;

WHEREAS the Assignee has agreed to become the successor to the Assignor under the Option Agreement;

NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

1.  Assignment and Assumption:

(a)  Pursuant to Section 4 of the Option Agreement, the Assignor hereby grants, assigns, conveys, sets over and delivers to the Assignee and its successors and assigns all of its right, title and interest to, and its obligations under, the Option Agreement.

(b)  In consideration of the assignment made herein to the Assignee, the Assignee hereby agrees to assume, pay, perform and observe all covenants, agreements, and obligations of the Assignor under the Option Agreement.

2.  Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

3.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written in paragraph 1.

CABOWISE INTERNATIONAL LIMITED

By:  /s/

Name:
Title:

ORIENTAL INTRA-ASIA ENTERTAINMENT (CHINA) LIMITED

By:  /s/

Name:
Title:

PKU CHINAFRONT TECHNOLOGY CO., LTD

By:  /s/

Name:
Title: